Exhibit 23(j)

                  [McCurdy & Associates CPA's Inc. Letterhead]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references made to us in this Post-effective Amendment No. 4 to the Henssler Equity Fund's Registration Statement on Form N-1A (SEC File Number 33-46479) and the use of our report dated May 16, 2001 on the financial statements and financial highlights which are incorporated by reference into such registration.


/s/ McCurdy & Associates CPA's, Inc.
    --------------------------------
McCurdy & Associates CPA's, Inc.
June 22, 2001